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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement of Herbst Gaming, Inc. on Form S-4 dated February 14, 2005 of our report on St. Joseph Riverboat Partners dated January 26, 2004, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ CLIFTON GUNDERSON LLP CLIFTON GUNDERSON LLP
St. Joseph, Missouri February 9, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM